MEMORANDUM OF UNDERSTANDING
FOR CONDUCTING FEASIBILITY STUDY

This MEMORANDUM OF UNDERSTANDING (MOU) is entered this 24st day of May 2013;

BETWEEN

1) **GLINS INTERNATIONAL NV**, Willemstad, Curacao, duly represented by Mr. Steve Mannen, (hereinafter referred to as "**GLINS**")

   And

2) **NUSTATE ENERGY HOLDINGS, INC.**, Nevada, USA, duly represented by Mr. Kevin Yates, (hereinafter referred to as "**DEVELOPER**").

"GLINS" and "DEVELOPER" together are herein also referred to as the "PARTIES."

DEFINITIONS

Traditional financing programs envisioned will encompass leveraging any of the referenced agreements either as a standalone or hybrid approach to delivering a compliant Independent Power Producer (IPP) solution:

- **Power Purchase Agreement (PPA)**
  Financing based on the credit of the power purchaser under the PPA. The financing may be in the form of an Operating Lease or Secured Debt;

- **Operating Leases**
  Lease terms will be structured based on the client's credit and goals. Subject to underwriting of the client's credit, the team will seek out financing solutions that provide for funding up to 100% of any project costs. The operating lease structure is one under which the client pays a monthly rental fee, for a set term. At the end of the term, the client may renew, or return or purchase the assets at Fair Market Value to be determined by an independent appraisal. During the term of the operating lease, the client may upgrade the technology and/or equipment and a new lease rental payment schedule would be determined at that time;

- **Public Private Partnerships**
  Under the PPP model, the team will seek out financing/funding solutions that can provide 100% financing for renewable and/or retrofit energy projects for public entities. PPP's differ from operating leases in that at the end of the term, title to the asset is transferred to the client at no cost to the client;

- **Senior Debt**
  The team has access to financing for its client's renewable and/or retrofit project financing. The amount of Senior Debt that may be secured will be largely dependent upon the credit of the client and may go up to 100%.

WHEREAS

- GLINS is a private company with limited liability organized under the laws of Curacao, the business engagement of which is to facilitate investment and development services for local and foreign direct investors (FDIs), that have the capacity and resources to invest in various sectors of Suriname's economy but most notably the energy sector;

- DEVELOPER is a private company with limited liability organized under the laws of Nevada, USA, that provides expertise and leadership in development, financing and management of integrated, sustainable power projects;

- Suriname's Energy Market Outlook is showing unprecedented demand in energy consumption in Suriname in the next ten (10) years;

- DEVELOPER has approached GLINS as a FDI with a keen focus to invest in the energy sector of Surinamer as an Independent Power Producer (IPP);

- DEVELOPER has already conducted preliminary feasibility studies in various regions in Suriname and looking to conduct a detailed feasibility study with respect to such investment;

- DEVELOPER and GLINS have mutually expressed their interest of entering into a long term partnership for the development of power projects in Suriname.

NOW THEREFORE THE DEVELOPER AND GLINS HERETO AGREE AS HEREUNDER PROVIDED:

I. Feasibility Study

a) GLINS will assist and support DEVELOPER in all matters related to conducting a formal, more detailed and extensive Feasibility Study (the Study) in regard to becoming an IPP in Suriname;

b) The Study period will be a term of six (6) months from the date of this MOU and may include but is not limited to soil and water analysis, understanding current energy infrastructure, understanding the diversity of biomass and waste to energy solutions under consideration by the Utility, understanding the baseline requirements for an IPP to install and operate a power generating facility in Suriname;

c) GLINS shall arrange for DEVELOPER to closely collaborate with the utility company of Suriname, relevant government agencies, country experts and service providers in energy matters;

d) GLINS shall facilitate DEVELOPER in all matters required to develop and execute a comprehensive Study program and become the continued in-country representative of the DEVELOPER;

e) All cost and expenses of conducting the Study shall be borne solely by the DEVELOPER;

f) Upon completion of the Study or sooner upon determination by the DEVELOPER, the DEVELOPER shall notify GLINS of the outcome and the pathway forward as it relates to the IPP financing initiatives and milestones.

II. Basic Terms and Conditions

In consideration of the potential undertakings and future covenants set forth in this MOU, the DEVELOPER and GLINS agree as follows:

1. **Exclusivity**
Neither the DEVELOPER nor GLINS shall include any other third party without the knowledge and the consent of the DEVELOPER or GLINS.

2. **Alterations**
Any alteration, which shall be made to this MOU by either the DEVELOPER or GLINS, is subject to written approval of the DEVELOPER or GLINS.

3. **Costs**
Each PARTY bears own costs accumulated so far in connection with the drafting and execution this MOU.

4. **Disputes**
Any disputes, controversies or claims between the DEVELOPER and GLINS that arises out of or in relation to this MOU shall be settled by arbitration before a single

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arbitrator pursuant to the commercial arbitration procedures of the American Arbitration Association ("AAA"), and administered by AAA in accordance with its commercial arbitration rules. Arbitration shall take place in the USA or a mutually agreed venue.

5. **TERMINATION**

- The DEVELOPER and GLINS agree that based on the results of previous understandings and good constructive talks, the realization of the PROJECT shall only fail if a confidential cooperation can no longer be ensured by either the DEVELOPER or GLINS. Either the DEVELOPER or GLINS may not cause such a situation intentionally. The DEVELOPER or GLINS, who shall also specify the reasons, shall announce the failure of the negotiations in writing. That the DEVELOPER or GLINS must convene a new negotiation meeting with the other DEVELOPER and GLINS within two weeks in order to eliminate the grounds for failure;

- Termination of this MOU by either party shall be done in writing from the one to the other Party.

6. **CONFIDENTIALITY**

The DEVELOPER and GLINS commit themselves to treat all information, documents, evaluations, drafts, outlines, etc., received indirectly or directly in the context of the negotiations about the project as well as those of financial or other business nature (in the following called information), strictly confidential and will not in any form forward it to third DEVELOPER and GLINS other than as may be needed by them as mentioned in section 5 above. Henceforth, it is strictly forbidden for the DEVELOPER or GLINS to use the gained information for purposes other than the stated purpose. The confidentiality clause included in this paragraph is not applicable to such information that the DEVELOPER or GLINS have obtained in legally permitted ways from other sources, that has been known in advance or that is evident.

7. **APPLICABLE LAW**

This MOU shall be governed by, and construed and interpreted under the laws of the State of Nevada.

This MOU is made and signed in the USA and Suriname on the 24st day of May 2013.

GLINS referred to in this MOU, acknowledges the terms and conditions hereof, and agrees to be bound by the clauses included in this document,

Signature: ______________________ Date: May 24st 2013

NSEH referred to in this MOU, acknowledges the terms and conditions hereof, and agrees to be bound by the clauses included in this document,

Signature: ______________________ Date: 5/28/13